EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 20, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2007 – Apr 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.0%	-0.9%	-2.3%	-17.4%	-4.8%	2.2%	4.7%	2.2%	12.0%	-19.4%	0.2	0.3
B**	-1.0%	-0.9%	-2.5%	-17.9%	-5.4%	1.5%	N/A	1.5%	12.0%	-21.1%	0.2	0.2
Legacy 1***	-1.0%	-0.7%	-1.6%	-15.5%	-3.0%	N/A	N/A	-3.4%	10.5%	-15.5%	-0.3	-0.4
Legacy 2***	-1.0%	-0.8%	-1.7%	-15.8%	-3.4%	N/A	N/A	-3.8%	10.5%	-15.8%	-0.3	-0.5
Global 1***	-0.9%	-0.7%	-1.4%	-14.3%	-4.7%	N/A	N/A	-4.7%	9.8%	-15.2%	-0.4	-0.6
Global 2***	-0.9%	-0.7%	-1.4%	-14.6%	-5.0%	N/A	N/A	-5.0%	9.8%	-16.0%	-0.5	-0.6
Global 3***	-0.9%	-0.8%	-2.0%	-16.0%	-6.8%	N/A	N/A	-6.7%	9.8%	-20.4%	-0.7	-0.8

S&P 500 Total Return Index****	0.6%	-2.0%	10.3%	3.3%	18.9%	0.7%	4.6%	0.7%	19.0%	-50.9%	0.1	0.1
Barclays Capital U.S. Long Gov Index****	0.4%	3.7%	-2.1%	25.3%	10.5%	9.9%	8.5%	9.9%	12.8%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					26%
Energy	9%	Long	Brent Crude Oil	2.1%	Long	8%	Long	Brent Crude Oil	2.1%	Long
			Gasoline Blendstock	1.7%	Long			Gasoline Blendstock	1.7%	Long
Grains/Foods	13%	Short	Soybeans	2.4%	Long	12%	Short	Soybeans	2.2%	Long
			Corn	1.8%	Short			Corn	1.7%	Short
Metals	5%	Short	Aluminum	1.3%	Short	6%	Short	Aluminum	1.4%	Short
			Nickel	1.1%	Short			Nickel	1.1%	Short
FINANCIALS	73%					74%
Currencies	18%	Short $	Euro	1.9%	Short	19%	Short $	Euro	2.0%	Short
			Japanese Yen	1.5%	Short			Japanese Yen	1.6%	Short
Equities	14%	Long	S&P 500	3.9%	Long	14%	Long	S&P 500	3.9%	Long
			Nasdaq	1.7%	Long			Nasdaq	1.8%	Long
Fixed Income	41%	Long	Bunds	9.4%	Long	41%	Long	Bunds	9.2%	Long
			U.S. 10-Year Treasury Notes	7.6%	Long			U.S. 10-Year Treasury Notes	7.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets fell to a new 10-year low as the U.S. Energy Information Administration reported a larger-than-expected increase in U.S. inventories.  Crude oil prices moved modestly higher due to bullish economic data in Europe and weaker supply forecasts.

Grains/Foods
Sugar prices declined over 6% due to ongoing concerns the European debt troubles will weigh on futures commodities demand.  Reports that India was considering increasing sugar exports also had a bearish impact on sugar prices.  Corn and wheat prices dropped because of concerns surrounding slowing economic growth in China.  Soybean prices rallied following strong export data and ongoing supply constraints in South America.

Metals
Gold prices declined slightly following better-than-expected retail sales data in the U.S. which prompted liquidations of safe-haven assets.  Copper markets moved higher as speculators believed demand for base metals will outpace supplies by year-end.  The copper market rally was partially offset by concerns about lower short-term demand  stemming from slow economic growth in China.

Currencies
The euro rallied after the International Monetary Fund announced it had secured commitments of $320 billion to aid ailing smaller European nations.  Spain’s decision to order its banks to reinforce their balance sheets also played a role in driving the euro higher.  The British pound also rallied, driven higher by beliefs new quantitative easing initiatives were unlikely to occur in the near-term.

Equities
Domestic equity markets rallied due to strong quarterly earnings reports.  Strong retail sales data also offered bullish support for equity prices.   In Asia, the Japanese Nikkei 225 declined nearly 1% as uncertain investors liquidated positions ahead of critical corporate earnings reports and European debt auctions.

Fixed Income
 U.S. Treasury markets moved generally higher as investors sought safety prior to recent Eurozone debt auctions.  Debt markets were also supported by weaker-than-expected unemployment data released late in the week.  German Bund markets finished nearly flat as the bearish effect of weak German confidence data was nearly offset by renewed fears of a possible downgrading of French debt.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.